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                           STANDARD LEASE AGREEMENT

                                BY AND BETWEEN

                              CENTRAL COURT, LLC,
              a California limited liability company ("Landlord")

                                      AND

                         SOCKET COMMUNICATIONS, INC.,
                       a Delaware corporation ("Tenant")




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                               TABLE OF CONTENTS


1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.1   Agreed Interest Rate . . . . . . . . . . . . . . . . . . . . . . . 1
    1.2   Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.3   Common Area. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.4   [Intentionally deleted.] . . . . . . . . . . . . . . . . . . . . . 1
    1.5   Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.6   Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . 1
    1.7   Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.8   Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.9   Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.10  Leasehold Improvements . . . . . . . . . . . . . . . . . . . . . . 2
    1.11  Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.12  Monthly Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.13  Permitted Use. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.14  Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.15  Prepaid Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.16  Private Restrictions . . . . . . . . . . . . . . . . . . . . . . . 2
    1.17  Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    1.18  Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . 3
    1.19  [Intentionally deleted.] . . . . . . . . . . . . . . . . . . . . . 3
    1.20  Tenant's Minimum Liability Insurance Coverage. . . . . . . . . . . 3
    1.21  Tenant's Work. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    1.22  Trade Fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.  TERM AND ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    2.1   Delivery and Acceptance of Possession. . . . . . . . . . . . . . . 3
    2.2   Early Occupancy. . . . . . . . . . . . . . . . . . . . . . . . . . 4

3.  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    3.1   Monthly Payments . . . . . . . . . . . . . . . . . . . . . . . . . 4
    3.2   Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 4
    3.3   Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 4
    3.4   Late Charge and Interest on Rent in Default. . . . . . . . . . . . 4
    3.5   Prepayment of Rent . . . . . . . . . . . . . . . . . . . . . . . . 5
    3.6   Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . 5

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4.  USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    4.1   Limitation on Type . . . . . . . . . . . . . . . . . . . . . . . . 6
    4.2   Compliance with Laws and Private Restrictions. . . . . . . . . . . 6
    4.3   Insurance Requirements . . . . . . . . . . . . . . . . . . . . . . 6
    4.4   Outside Areas. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    4.5   Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    4.6   Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . . 7
    4.7   Parking and Reservation of Rights. . . . . . . . . . . . . . . . . 7
    4.8   Window Coverings . . . . . . . . . . . . . . . . . . . . . . . . . 8
    4.9   Auctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

5.  TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS. . . . . . . . . . . . . . . . 8
    5.1   Trade Fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    5.2   Leasehold Improvements . . . . . . . . . . . . . . . . . . . . . . 9
    5.3   Alterations Required by Law. . . . . . . . . . . . . . . . . . . .10
    5.4   Initial Improvements . . . . . . . . . . . . . . . . . . . . . . .10
    5.5   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

6.  REPAIR, MAINTENANCE AND OPERATING EXPENSES . . . . . . . . . . . . . . .12
    6.1   Tenant's Obligation to Maintain. . . . . . . . . . . . . . . . . .12
    6.2   Landlord's Obligation to Maintain. . . . . . . . . . . . . . . . .13
    6.3   Control of Common Area . . . . . . . . . . . . . . . . . . . . . .14
    6.4   Tenant's Negligence. . . . . . . . . . . . . . . . . . . . . . . .14

7.  WASTE DISPOSAL AND UTILITIES . . . . . . . . . . . . . . . . . . . . . .14
    7.1   Waste Disposal . . . . . . . . . . . . . . . . . . . . . . . . . .14
    7.2   Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . .15
    7.3   Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    7.4   Compliance with Governmental Regulations . . . . . . . . . . . . .16

8.  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    8.1   [Intentionally deleted.] . . . . . . . . . . . . . . . . . . . . .16
    8.2   Taxes on Tenant's Property . . . . . . . . . . . . . . . . . . . .16

9.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    9.1   Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . .16
    9.2   Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . .18
    9.3   Release and Waiver of Subrogation. . . . . . . . . . . . . . . . .18

10. LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY . . . . . . . . . . . .18
    10.1  Limitation on Landlord's Liability . . . . . . . . . . . . . . . .18


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    10.2  Limitation on Tenant's Recourse  . . . . . . . . . . . . . . . . .19
    10.3  Indemnification of Landlord  . . . . . . . . . . . . . . . . . . .19

11. DAMAGE TO PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    11.1  Landlord's Duty to Restore . . . . . . . . . . . . . . . . . . . .19
    11.2  Landlord's Right to Terminate  . . . . . . . . . . . . . . . . . .20
    11.3  Tenant's Right to Terminate  . . . . . . . . . . . . . . . . . . .20
    11.4  Abatement of Rent  . . . . . . . . . . . . . . . . . . . . . . . .21

12. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
    12.1   Taking of Premises. . . . . . . . . . . . . . . . . . . . . . . .21
    12.2   Taking of Common Area . . . . . . . . . . . . . . . . . . . . . .22
    12.3   Restoration and Abatement of Rent . . . . . . . . . . . . . . . .22
    12.4   Temporary Taking. . . . . . . . . . . . . . . . . . . . . . . . .22
    12.5   Division of Condemnation Award. . . . . . . . . . . . . . . . . .22

13. DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .23
    13.1   Events of Tenant's Default. . . . . . . . . . . . . . . . . . . .23
    13.2   Landlord's Remedies . . . . . . . . . . . . . . . . . . . . . . .24
    13.3   Landlord's Default and Tenant's Remedies. . . . . . . . . . . . .26
    13.4   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

14. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . .26
    14.1   By Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
    14.2   By Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . .29

15. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    15.1   Landlord's Right to Enter . . . . . . . . . . . . . . . . . . . .30
    15.2   Surrender of the Premises . . . . . . . . . . . . . . . . . . . .30
    15.3   Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . .31
    15.4   Non-Disturbance, Subordination. . . . . . . . . . . . . . . . . .31
    15.5   Tenant's Attornment . . . . . . . . . . . . . . . . . . . . . . .31
    15.6   Mortgagee Protection. . . . . . . . . . . . . . . . . . . . . . .32
    15.7   Estoppel Certificates and Financial Statements. . . . . . . . . .32
    15.8   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . .32
    15.9   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    15.10  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . .33
    15.11  Corporate Authority . . . . . . . . . . . . . . . . . . . . . . .33
    15.12  Termination by Exercise of Option . . . . . . . . . . . . . . . .34
    15.13  Brokerage Commissions . . . . . . . . . . . . . . . . . . . . . .34
    15.14  Right to Lease Additional Space . . . . . . . . . . . . . . . . .34

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    15.15  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .37
    15.16  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .37



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                           STANDARD LEASE AGREEMENT


    THIS LEASE AGREEMENT, dated September 15, 1996, for reference purposes only, is made by and between CENTRAL COURT, LLC, a California limited liability company ("Landlord"), and Socket Communications, Inc., a Delaware corporation ("Tenant").

1. DEFINITIONS: As used herein the following terms shall have the following meanings:

    1.1 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) two percent (2%) in excess of the "prime rate" published from time to time by the Bank of America, N.A., or (ii) the maximum interest rate permitted by law.

    1.2 COMMENCEMENT DATE: The term "Commencement Date" shall mean November 1, 1996. However, if the Premises are not delivered by October 1, 1996, then the Commencement Date shall be extended one (1) day for each day that possession is delayed beyond October 1, 1996.

    1.3 COMMON AREA: The term "Common Area" shall mean all areas and facilities within the Property designated as common area on the site plan attached hereto as EXHIBIT A, (including the parking areas, access and perimeter roads, pedestrian sidewalk, landscaped areas, trash enclosures, and the like).

    1.4  [INTENTIONALLY DELETED.]

    1.5 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease, whose execution is required to make it binding on the parties hereto shall have executed this Lease.

    1.6 HAZARDOUS MATERIALS: The term "Hazardous Materials" shall mean asbestos, radon, petroleum fractions, and any other substance, material or waste designated as toxic, hazardous, acutely hazardous, extremely hazardous, radioactive or biohazardous or otherwise as a danger to health or the environmental under any Law now or hereafter enacted.

    1.7 LAW: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utilities or special district).

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    1.8  LEASE:  The term "Lease" shall mean this printed lease, Exhibits "A"
(site plan), "B" (deleted), "C" (deleted), "D" (Rules and Regulations), "E" (space plan) and "F" (expansion space) all of which are attached hereto and incorporated herein by this reference, together with any amendment to this Lease or such exhibits executed by the parties in accordance with Section 15.18.

    1.9 LEASE TERM: The term "Lease Term" shall mean that period of time commencing on the Commencement Date and ending on October 31, 2001. The Lease Term shall be extended one (1) day for each day possession is delayed beyond October 1, 1996 as set forth in Section 1.2 above.

    1.10 LEASEHOLD IMPROVEMENTS: The term "Leasehold Improvements" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

    1.11 LENDER: The term "Lender" shall mean (i) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Property, and the note or other obligations secured by it, and (ii) the Lessor under any underlying ground lease under which Landlord holds its interest in the Property.

    1.12 MONTHLY RENT: The term "Monthly Rent" shall mean Sixteen Thousand Three Hundred Twenty-Five and 40/100 Dollars ($16,325.40).

    1.13 PERMITTED USE: The term "Permitted Use" shall mean the use of the Premises for the research and development, testing, assembly, warehousing, shipment and repair of electronic products and the office and other legal uses incidental thereto. The "Permitted Use" may be modified only with the consent of the Landlord, which consent may be withheld, only if (i) the requested use is incompatible with the other tenants of the Property, (ii) involves the use of Hazardous Materials or other dangerous materials or processes, (iii) violates applicable Laws or Private Restrictions, (iv) reduces the Landlord's financial security in the Lease, or (v) is otherwise unsuitable in Landlord's reasonable opinion.

    1.14 PREMISES: As of the Commencement Date, the term "Premises" shall mean approximately twenty-three thousand three hundred twenty-two (23,322) square feet of space located in the Property (as outlined in the site plan attached hereto as EXHIBIT A.)

    1.15 PREPAID RENT: The term "Prepaid Rent" shall mean the sum of Sixteen Thousand Three Hundred Twenty-Five and 40/100 Dollars ($16,325.40).

    1.16 PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other instruments (herein "encumbrances") affecting the use of the Premises recorded as of the Effective Date and all encumbrances recorded after the Effective Date (i) which do not materially interfere with Tenant's

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then existing use of the Premises or, alternatively, which are approved by
Tenant, which approval shall not be unreasonably withheld or delayed.
Nothing herein shall be deemed to require Tenant's consent to any encumbrance of the Property.

    1.17 PROPERTY: The term "Property" shall mean that real property with all improvements now or hereafter located thereon commonly known as 37600 Central Court, Newark, Alameda County California described by the site plan attached hereto as EXHIBIT A; provided, however, that Landlord may change the boundaries and composition of the Property by removing or adding land and/or buildings and, thereafter the term "Property" shall refer to such real property so enlarged or reduced, so long as such change does not materially interfere with Tenant's use and quiet enjoyment of the Property.

    1.18 SECURITY DEPOSIT: The term "Security Deposit" shall mean the sum of Twenty-Eight Thousand Three Hundred Twenty-Five and 40/100 Dollars ($28,325.40).

    1.19  [INTENTIONALLY DELETED.]

    1.20 TENANT'S MINIMUM LIABILITY INSURANCE COVERAGE: The term "Tenant's Minimum Liability Insurance Coverage" shall mean Two Million Dollars ($2,000,000.00).

    1.21 TENANT'S WORK: The term "Tenant's Work" shall mean those certain alterations, additions and improvements which Tenant shall construct in the Premises pursuant to Section 5.4 hereof.

    1.22 TRADE FIXTURES: The term "Trade Fixtures" shall mean anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises; provided, however, that all of Tenant's signs shall be Trade Fixtures regardless of how affixed to the Premises.

2. TERM AND ACCEPTANCE: Landlord hereby leases the Premises to Tenant for the Lease Term on the following terms and conditions:

    2.1 DELIVERY AND ACCEPTANCE OF POSSESSION: Landlord shall use all reasonable efforts to deliver to Tenant possession of the Premises on or
before October 1, 1996.   Landlord has no obligation to construct any
improvements in the Premises nor to undertake any repair of the Premises, except as expressly provided in Section 2.1 and 6.2, below. Tenant acknowledges that it has had an ample opportunity to inspect the Premises and every portion thereof, and all legal, development and other matters associated with the Premises and that neither Landlord, nor anyone acting on behalf of the Landlord, has made any representation, express or implied, upon which Tenant is relying in executing this Lease except as provided in this
Section 2.1.  Subject only to the express terms of this

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Lease, by executing this Lease, Tenant acknowledges its acceptance of the
Premises in their existing, "as is" condition, with all faults (including, without limitation, any deviations from or failure to fulfill the Americans with Disabilities Act), and Tenant hereby waives any claim it may have concerning the condition of the Premises, the permitted uses thereof, or the fitness of the Premises for Tenant's use except that Landlord warrants that
(a) the Premises were in compliance with all laws, codes, regulations and ordinances of any governmental authorities at the time the original construction of the Premises was completed; and (b) as of the date Landlord delivers possession of the Premises to Tenant the plumbing, electrical, gas, HVAC and other utility systems serving the Premises are in good condition and repair. Landlord further represents that Landlord does not have any knowledge of contamination of the soil or groundwater on the Premises that is in violation of any laws.

    2.2 EARLY OCCUPANCY: If Tenant enters or permits its contractors to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance).

3.  RENT:

    3.1 MONTHLY PAYMENTS: Commencing on the Commencement Date and continuing on the first day of each month throughout the Lease Term, Tenant shall pay to Landlord the Monthly Rent for the Premises ("Monthly Rent") in the amount of Sixteen Thousand Three Hundred Twenty-Five and 40/100 Dollars ($16,325.40).

    3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent (the "Additional Rent"), (i) Landlord's share of the net consideration received by Tenant upon certain assignments and sublettings as required by Section 14.1,
(ii) any late charges, interest, and/or attorneys' fees due Landlord pursuant to Sections 3.4 and 15.10 and (iii) any other amounts due Landlord pursuant to this Lease.

    3.3 PAYMENT OF RENT: All Monthly Rent and any other amounts required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All amounts due hereunder shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor, to Landlord at its address set forth above or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Monthly Rent shall be prorated for any partial month based on a thirty (30) day month.

    3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such Monthly Rent is not received by Landlord from Tenant within three (3) days after the

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delinquent amount became due or if any Additional Rent is not received within three (3) days after written notice that the amount was not paid when due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent rent. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including the right to terminate this Lease. If any amount due hereunder is not paid on or before the third (3rd) day following the due date, then, in addition to such late charge, Tenant shall pay to Landlord interest on the delinquent amount (but not on any late charge imposed with respect to such amount) at the Agreed Interest Rate from the date such amount became due until paid.

    3.5 PREPAYMENT OF RENT: Concurrent with the execution of this Lease by both parties, Tenant shall pay to Landlord the Prepaid Rent, in the amount specified above, as prepayment of rent for credit against the first installment(s) of Monthly Rent due hereunder.

    3.6 SECURITY DEPOSIT: Concurrent with the execution of this Lease by both parties, Tenant shall deposit with Landlord the Security Deposit, in the amount specified above, as security for the performance by Tenant of all of its obligations hereunder, and not as prepayment of rent. At all times Tenant shall insure that the amount held by Landlord as a Security Deposit is equal to the greater of the Monthly Rent then payable under pursuant to this Lease or the amount of the Security Deposit specified in Section 1. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Monthly Rent or Additional Rent, (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to the extent permitted by law, to remedy any other default of Tenant and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in Section 1950.7 of the California Civil Code. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring, Landlord will be released from all liability for the return of the Security Deposit.

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4.  USE OF PREMISES:

    4.1 LIMITATION ON TYPE: Tenant may use the Premises solely for the Permitted Use and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises or the Common Area which will
(i) interfere with the rights of other occupant(s) of the Property, (ii) cause structural injury to the Property, or (iii) cause damage to any part of the Property except to the extent reasonably necessary for the installation of Tenant's equipment and trade fixtures, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) injure, vibrate or shake the Premises, (ii) overload existing electrical systems or other mechanical equipment servicing the Premises, or (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Premises, (iv) damage, overload, or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the premises or set any load on the floor in excess of approved structural limits as reasonably defined by Landlord's architect. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create a fire or health hazard, (ii) damage the Premises, or (iii) interfere with the businesses of other tenants of the Property. All noise or odors generated by Tenant's use of the Premises shall be contained or muffled so that they do not interfere with the businesses of other tenants of the Property. Tenant shall not change the exterior of the Premises or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit nor permit to be committed any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any Hazardous Materials introduced to the Premises by Tenant or its agents, representatives, contractors or invitees, and any objectionable noises, odors, dust or nuisances which may disturb the quiet enjoyment of other tenants or occupants of the Premises.

    4.2 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall not use or permit any person to use the Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions (including the Americans with Disabilities Act) affecting the Premises or the Tenant's use thereof; and shall indemnify and hold Landlord harmless from any liability resulting from Tenant's failure so to do; provided, however, that Tenant shall have no obligation to comply with any Law requiring improvements to any portion of the Property lying outside the demising walls of the Premises or to the structural or the exterior demising walls of the Premises, except to the extent required as a consequence of the use (other than customary office use) of the Premises by Tenant.

    4.3 INSURANCE REQUIREMENTS: Tenant shall not use or permit any person to use the Premises or the Common Area in any manner which will cause the existing rate of insurance upon the Property, or any of its contents, to be increased (unless Tenant pays the increase upon demand) or cause a cancellation of any insurance policy covering the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

    4.4  OUTSIDE AREAS:  Tenant shall have no access to the atrium area of the
Property.   To prohibit such access and screen Tenant's kitchen uses, Tenant shall not remove and shall maintain as part of the Premises the existing sheetrock covering the glazing of the kitchen area of its Premises and covering the doors to the atrium portion of the Property from the Premises in good condition and repair as indicated on EXHIBIT G. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Premises, which have been designed for such purpose and have been designated by Landlord for such use by Tenant.

    4.5 SIGNS: Landlord, at its expense, shall identify Tenant on the existing monument sign. Tenant shall also have the right to place a sign, at Tenant's sole cost and expense, on the door of the Premises with the written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Except as set forth above, Tenant shall not place on any portion of the Premises, or the Property any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Premises without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and Private Restrictions, and shall be installed at the expense of Tenant. Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed by it and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair.

    4.6 RULES AND REGULATIONS: Tenant shall comply with the Rules and Regulations applicable to the Property, which are attached hereto as EXHIBIT D. Landlord may from time to time promulgate reasonable rules and regulations for the care and orderly management of the Property and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Property of any such rules and regulations. Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation, unless the same applies non-discriminatorily to all occupants of the Project and does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

    4.7 PARKING AND RESERVATION OF RIGHTS: Without additional rental charge, Landlord shall allocate for Tenant's non-exclusive use seventy-three (73) parking spaces within the area shown on EXHIBIT A. Tenant shall have the nonexclusive right to use such parking spaces in common with other tenants of the Property. Although Landlord shall have no duty to police the use of any particular space, Tenant, at its expense, may mark, on the curb, twenty (20) additional spaces, designated by Landlord, adjacent to the entry of the Premises, as "[Tenant Name] Parking Only" and, if the

Premises is expanded pursuant to Section 15.14, then Tenant may also mark one
(1) additional space designated by Landlord in the area adjacent to the entry of the Premises in such manner, for each 333 additional square feet of such expansion space. Tenant shall not at any time use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant or to park or permit the parking of its vehicles or the vehicles of others in any portion of the Property not designated by Landlord as Tenant's parking area. Within two (2) business days after written request therefor from Landlord, Tenant shall furnish Landlord with a list of its and its employees vehicle license numbers. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or its employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant's use or otherwise in violation of this Lease to be towed away at Tenant's cost. All deliveries shall be made (i) in a manner and at such hours as landlord shall specify and (ii) in a manner which does not interfere with the businesses of other occupants of the Property. In the event Landlord is required by any Law to limit or control parking in the Property, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord also shall grant to Tenant the right to use the Common Area for ingress to and egress from the Premises in common with the other Tenant's of the Property, reserving and excepting to Landlord the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises. Tenant's lease of the Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, easements, and other matters of public record, and
(iii) the reasonable rules and regulations from time to time promulgated by Landlord governing the use of the Common Area. Landlord shall have no obligation to police the use or safety of the parking lot.

    4.8 WINDOW COVERINGS: Tenant shall use a window covering identical to the window coverings in the other portions of the Property or such other window covering as is reasonably acceptable to Landlord to cover all windows in the Premises.

    4.9 AUCTIONS: Tenant shall not conduct or permit to be conducted on any portion of the Premises, or the Property any sale of any kind, including (i) any public or private auction; fire sale, going-out-of-business sale, distress sale, or other liquidation sale, or (ii) any so-called "flea market," open-air market, or any other similar activity.

5.  TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS:

    5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures brought onto the Premises at the Tenant's expense shall remain Tenant's property.

    5.2 LEASEHOLD IMPROVEMENTS: Tenant shall not construct any Leasehold Improvements or otherwise alter the Premises without Landlord's prior approval and not until Landlord shall have first approved the plans and specifications therefor, which approval shall not be unreasonably withheld. In no event shall Tenant make any alterations to the Premises which could affect the structural integrity or the exterior of the Premises. All such approved Leasehold Improvements shall be installed by Tenant at Tenant's expense using a licensed contractor first reasonably approved by Landlord in substantial compliance with the approved plans and specifications therefor. Landlord may require, among other things, as a condition of approval of such contractor, that such contractor at all times during the period of construction of the Leasehold Improvements carry general liability insurance with such coverages and liability limits as may be reasonably required by Landlord, and worker's compensation insurance in compliance with Law, issued by insurance companies licensed to do business in the state of California, and naming Landlord as an additional insured on all such policies where applicable.

    All construction undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Leasehold Improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) days prior written notice of its intention to commence such construction,
(iv) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences, and (v) if requested by Landlord in its reasonable discretion, Tenant shall have obtained contingent liability and broad form builders' risk insurance or completion and performance bonds in an amount reasonably satisfactory to Landlord, naming Landlord as an additional insured; provided, however, that no performance bonds shall be required for the initial Tenant Improvements made pursuant to Section 5.4 if (a) Tenant provides Landlord with at least five (5) days' written notice prior to commencement of construction, stating that Landlord needs to post a notice of non-responsibility on the Premises and (b) Tenant shall cooperate with
Landlord in the posting and maintaining of the notice.   In the event that no
notice, or an insufficient notice, of non-responsibility is posted through no fault of Landlord, upon Landlord's request, Tenant shall stop construction work on the Premises until a proper, legally valid notice is posted. All Leasehold Improvements shall remain the property of Tenant during the Lease Term, but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Leasehold Improvements in accordance with the provisions of Section 15.2, then Tenant shall so remove such Leasehold Improvements prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant may construct nonstructural alterations, additions and improvements ("Alterations") in the Premises, which do not affect the HVAC, electrical, plumbing, or other building service centers, and are not visible outside of the Premises without Landlord's prior approval, if the cost of such work does not exceed Twenty-Five

Thousand Dollars ($25,000) and if Tenant provides Landlord with notice prior to commencement of the work, in order to permit Landlord to post a notice of non-responsibility.

    Upon written request of Tenant, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove the Alterations that are the subject of the request from the Premises upon termination of the Lease. Landlord shall provide a written response within fifteen (15) days indicating that Landlord will allow Tenant to leave the Alterations in place.
 If no response is received, then it shall be presumed that Landlord has reserved its right to require removal of the Alterations that are the subject of the request.

    5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort, whether structural or otherwise, to the Premises that is required by any Law by reason of Tenant's use (other than customary office use) of the Premises.

    5.4  INITIAL IMPROVEMENTS:   Tenant shall construct in the Premises those
certain improvements shown or described on the plans for such improvements (the "Space Plan") described in EXHIBIT E ("Tenant's Work") in accordance with the following.

         A. Landlord and Tenant shall use reasonable good faith efforts to reach agreement upon final plans, specifications and working drawings for Tenant's Work (the "Final Plans") which Final Plans shall reflect the logical and reasonable evolution and development of the Space Plan.

         B. Except as otherwise provided to the contrary in this Section 5.4, Tenant shall construct Tenant's Work in accordance with the requirements set forth in Section 5.2 hereof.

         C. Except to the extent specifically made the obligation of Landlord pursuant to this Subsection C, Tenant shall be solely responsible for the payment of all costs incurred in connection with the design, governmental approval, and construction of Tenant's Work; provided, however, that, subject to Subpart E of this Section, below, Landlord shall be obligated to reimburse Tenant for the cost of installing carpet in the Premises in an amount not exceeding Twelve Thousand Dollars ($12,000.00) (the "Allowance"). Landlord shall disburse to Tenant the Allowance only when:

                   (i) Tenant shall have delivered to Landlord any other document, evidence or information that Landlord may reasonably request to evidence and confirm that the Tenant's Work for which Landlord seek reimbursement has been completed in accordance with the Final Plans and Tenant has otherwise fulfilled in all material respects the terms and conditions of this Section with respect to the Tenant's Work that has been done prior to the request for disbursement of the Allowance.

                   (ii) No default or event of default shall have occurred, nor shall there have occurred any event which (with the giving of notice or the passage of time or both) could constitute such a default or event of default, under this Agreement.

                   (iii) Landlord shall have no reason to believe that any activities of Tenant or Tenant's employees, agents, contractors or representatives in connection with the Premises and Tenant's Work fail to comply with any Laws, nor shall there exist any litigation, revocation or suspension pending or threatened with respect to compliance with any such Laws.

         D. The recarpeting of the Premises paid for with Landlord's funds shall become the property of Landlord upon installation and shall not be removed or altered by Tenant, except in accordance with Section 5.2. Any part of Tenant's Work which is constructed by Tenant with funds of Tenant shall become the property of Tenant upon installation and Tenant shall have the right to depreciate and claim and collect investment tax credits in such improvements; provided, however, that (i) Tenant shall not remove or alter such improvements during the term of the Lease, except as permitted by Section 5.2; (ii) such improvements shall be surrendered to Landlord, and title to such improvements shall vest in Landlord, at the expiration or earlier termination of the Lease Term; and (iii) in no event shall Landlord have any obligation to pay Tenant for the cost or value of such improvements.

         E.   On or before January 1, 1997, Tenant shall:

                   (i) complete all of the Tenant's Work in accordance with the approved Final Plans and all applicable Laws and in a good and workmanlike manner;

                   (ii) obtain from every mechanic, materialman, supplier,
                        contractor and subcontractor providing goods or services to the Premises in connection with Tenant's Work (and shall have delivered to Landlord) waivers and releases of mechanics' liens, stop notice claims, equitable lien claims and all other lien claim rights in form reasonably satisfactory to Landlord.

                 (iii) Tenant shall have caused a notice of completion for Tenant's Work in the form and in the manner required by Section 3093 of the California Civil Code to be recorded in the Office of the Recorder of Alameda County within ten (10) days after Tenant's Work has been substantially completed. (If Tenant should fail to record such notice within such ten (10)-day period, then Landlord shall have the right to (i) cause such notice to be recorded (and Tenant shall execute or cause to be executed any and all documents required by Law to enable Landlord to do so); and/or (ii) withhold reimbursement of the Allowance until the statutory period for the filing of mechanic's liens has run (or in lieu thereof, Tenant has provided Landlord with a mechanic's lien bond acceptable to Landlord protecting Landlord from mechanic's liens and stop notices for Tenant's Work).)

If Tenant fails to perform the obligations required in this Subsection E on or before January 1, 1997, then, without limiting Landlord's other rights and remedies on account of Tenant's default, Tenant shall reimburse to Landlord any Allowance previously paid to Tenant, which sum shall be held as additional security for the Tenant's obligations under this Lease in accordance with
Section 3.6, above. The Tenant shall be entitled to a re-disbursement of the Allowance only when all of the obligations of Tenant in this Section 5.4 have been preformed and the conditions to disbursement of the Allowance set forth in subparts (ii) and (iii) of Subsection C, above, are met as of the date of the re-disbursement.

         F. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any obligation to bring the area inside the Premises into compliance with the Americans with Disabilities Act and all such compliance shall be the obligation of Tenant and covered by Tenant's Work.

    5.5 LIENS: Tenant shall keep the Premises and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within ten (10) days after notice that the same has been recorded against the Premises and/or the Property. Should Tenant receive any notice that a lien or stop notice be filed against the Premises of the Allowance, or that an action has commenced affecting the Premises or the Tenant's Work, Tenant shall immediately deliver to Landlord written notice of such fact.

6.  REPAIR, MAINTENANCE AND OPERATING EXPENSES:

    6.1  TENANT'S OBLIGATION TO MAINTAIN:  Except as otherwise provided in
Section 11 (restoration of damage caused by fire and other perils) and in
Section 6.2 (Landlord's maintenance obligations), Tenant shall, at its sole expense, at all times during the Lease Term, regularly inspect, service clean, keep, and maintain in good order, condition, and repair (i) the Premises, and every part thereof within the exterior demising walls, foundation and roof of the Premises, (ii) all plate glass within the Premises and, to the extent damaged by the negligence or willful misconduct of Tenant or its agents, employees, contractors, sublessees, or invitees or the use (other than customary office uses) of the Premises by Tenant, the plate glass constituting the exterior walls of the Premises, (iii) all damage caused to the Property by (a) the misuse or use (other than office use) of the Premises during the Lease Term, (b) a breach of Tenant's obligations under this Lease, or (c) the negligence or willful misconduct of Tenant or its agents, employees, invitees or sublessees, (iv) the utility facilities serving the Premises (including electrical wiring and conduits, gas lines, HVAC, water pipes, building safety equipment, and plumbing and sewage fixtures and pipes) within or outside the walls, floor, or on the roof of the Premises up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Property as well as to the Premises, (v) all damage caused to the Property, or any portion thereof, as a consequence of the negligence, willful misconduct or use (other than customary office use) of the Premises by Tenant, or its agents, employees, contractors or invitees, including without limitation, all damage to the roof caused by the installation, maintenance or operation of a HVAC unit placed thereon by Tenant as part of Tenant's Work, and (vi) all Tenant's Work. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality; except that Landlord may elect to undertake, at Tenant's cost, any repair required to the building shell, electrical, HVAC, plumbing, gas, building safety, sewer, water, or other building systems, the exterior glass, the roof, or any Common Area, which would otherwise be the obligation of Tenant hereunder. Tenant shall reimburse Landlord for the cost of such repairs on or before the seventh
(7th) day following delivery of written demand for payment. If the work affects the structural parts of the Premises or the utility facilities or if the estimated cost of any item of repair or replacement is in excess of Two Thousand Five Hundred Dollars ($2,500), then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used, and the contractor.

    Notwithstanding the foregoing, (i) Tenant shall not be responsible for the performance or any cost of repair and maintenance: (a) necessitated solely by the acts of any other tenants of the Property or their agents, employees or contractors; (b) necessitated by the occurrence of any act of God or the exercise of the power of eminent domain; (c) for which the Landlord has obtained reimbursement from others; (d) to remove, investigate or remediate Hazardous Materials not introduced to the Premises by Tenant, its employees, agents, representatives, contractors or invitees, and (ii) Tenant shall be responsible for replacing any HVAC units placed in the Premises by Tenant, but shall not be required to perform the replacement of the HVAC packages serving the Premises. Such replacement shall be performed by Landlord and Tenant shall reimburse Landlord on the first day of each month during the lease term for its portion of the total cost of such replacement. Tenant's share shall be the monthly installment that would be necessary to amortize a loan in the principal amount of the replacement cost with interest at the rate of ten percent (10%) per annum over the useful life of the replacement.

    6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Except to the extent required of Tenant pursuant to Section 6.1, Landlord shall repair and maintain the Common Area parking lots, walkways, driveways, landscaping fences, and water and electric installations (to the distribution point from which such utilities are distributed to the various tenant spaces on the Property); and shall repair and maintain the roof, exterior demising walls, and structural parts of the building in good condition and repair in a manner consistent with similar business parks in the Newark area. Except as provided in Section 11, there shall be no abatement of rent or liability of Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Property or any part thereof. Landlord shall not be responsible for repairs required by an accident, fire or other peril, except as otherwise required by Section 11, or for damage caused to any part of the Property by any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs and maintenance, whereupon Landlord shall promptly commence and diligently prosecute its repair obligations. Tenant hereby waives the benefits of any statute which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

    6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) designate other property outside the boundaries of the Property to become part of the Property; (iv) change the shape, size, location, number and extent of improvements on the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; and/or (v) change the name or address of the Premises. The use of the Common Area shall be subject to such reasonable regulation and changes therein as Landlord shall make from time to time. Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's approval which shall not be unreasonably withheld. Tenant shall keep the Common Area free and clear of all obstructions created or permitted by Tenant. Nothing herein shall affect the right of Landlord at any time to remove such unauthorized person from the Common Area nor to prohibit the use of the Common Area by unauthorized persons. In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant's business.

    6.4 TENANT'S NEGLIGENCE: Anything in this Lease to the contrary notwithstanding but subject to the provisions of Section 9.2, Tenant shall pay for all damage to the Premises or the Property caused by the negligent act or omission of Tenant, its employees, contractors, or invitees or by the failure of Tenant to promptly discharge its obligations under this Lease or comply with the terms of this Lease.

7.  WASTE DISPOSAL AND UTILITIES:

    7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are designated. Tenant shall cause all of its waste to be regularly removed from the Property at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

    7.2 HAZARDOUS MATERIALS: Tenant shall not store, manufacture, dispose of, discharge, transport, expose individuals to, or otherwise use Hazardous Materials in or about the Property (except for normal use of those Hazardous Materials routinely used for office and janitorial purposes) without Landlord's written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall be solely responsible for and shall defend, indemnify, and hold harmless Landlord and its agents, employees, members, managers, successors and assigns, from and against all claims, costs, liabilities, attorneys' fees, experts' fees, costs and expenses of every type and nature, direct or contingent, arising out of or in connection with the storage, manufacture, disposal, discharge, transport, exposure of an individual to, or other use of a Hazardous Materials by Tenant or its agents, employees, contractors, and/or sublessees. If the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in the Contamination of the Property or any other property, then Tenant shall promptly take any and all action necessary to remove such Contamination. At any time Landlord may conduct evaluations, investigations, audits and/or water or soil tests to determine whether Tenant is complying with this Lease or whether any Contamination is present at the Property. If such tests reveal the presence of Contamination arising out of or in connection with the storage, manufacture, disposal, discharge, transport, exposure of an individual to, or other use of a Hazardous Materials by Tenant or its agents, employees, contractors, and/or sublessees, then Landlord (i) may require Tenant, at its cost, to eliminate the Contamination and Hazardous Materials from the Property and any other affected property, or (ii) may itself take such steps, at Tenant's cost, as are necessary to eliminate the Contamination and the Hazardous Materials from the Property and any other affected property. Tenant shall reimburse Landlord for the cost so expended within three (3) days following Landlord's written demand therefor. The Tenant's rights and obligations hereunder shall survive the termination of this Lease for any reason. As used in this Section, "Contamination" shall mean the presence of a Hazardous Material in the soil, groundwater, surface water, ambient air, or building materials of property. Tenant shall have no obligation under this Lease for any costs, liabilities, attorneys' fees, experts' fees, costs and expenses of any type and nature, direct or contingent, arising out of or in connection with the storage, manufacture, disposal, discharge, transport, exposure of an individual to, or other use of a Hazardous Materials by parties other than Tenant, its successors, sublessees and assigns, or the agents, employees and/or contractors of Tenant or its successors, sublessees or assigns.

    7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, standby fees, and (ii) penalties for discontinued or interrupted service. If the space is not separately metered, Landlord shall install separate utility meters and Tenant and Landlord shall evenly split the costs associated with such separate metering.

    7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption to the extent such cooperation does not unreasonably interfere with Tenant's use of the Premises. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules, regulations and requirements which Landlord may prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems.

8.  TAXES:

    8.1  [INTENTIONALLY DELETED.]

    8.2 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any portion of such Taxes are assessed against the Property, Tenant shall reimburse Landlord for the amount thereof upon demand or will obtain a separate assessment solely to Tenant of such levies.

9.  INSURANCE:

    9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

         A. Tenant shall procure, pay for and keep in full force and effect, the following:

                   (1) Comprehensive general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Minimum Liability Insurance Coverage set forth in Section 1, which insurance shall contain "fire legal" endorsement coverage and a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in
                   Section 10.3;

                   (2) Plate-Glass insurance for plate-glass within the Premises and the plate-glass on the exterior walls of the building to the extent damaged by the negligence or willful misconduct of Tenant or its agents, employees, contractors, sublessees, or invitees, or by Tenant's use (other than customary office use) of the Premises at actual replacement cost.

                   (3) Fire and property damage insurance against loss caused by fire, extended coverage perils including steam boiler insurance, sprinkler leakage, if applicable, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the county in which the Property is located, insuring Tenant's personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Leased Premises for the full actual replacement cost thereof;

                   (4) Worker's compensation coverage and any other employee benefit insurance sufficient to comply with all Laws;

                   (5) With respect to construction, alterations, improvements, or the like undertaken by Tenant, upon reasonable demand by Landlord based on such factors as the size and risk of the work, contingent liability and broad form builder's risk insurance, in an amount, if any, necessary to protect Landlord;

                   (6) Such other insurance that is required by a Lender or requested by Landlord so long as it is of the type of coverage and at the rates commonly carried by comparable businesses and/or landlords similarly situated.

         B. Each policy of insurance required to be carried by Tenant pursuant to this Section (i) shall name Landlord and such other parties in interest as Landlord designates as additional insureds; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord;
(iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord; (vi) shall not have a "deductible" in excess of Five Thousand Dollars ($5,000) per occurrence;
(vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause.

         C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its contractor enters the Premises and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section. If Landlord's lender or insurance adviser reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section is not adequate, then Tenant shall increase such coverage for such insurance to such amount as Landlord's lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage commonly carried by comparable businesses similarly situated for such insurance.

    9.2 LANDLORD'S INSURANCE: Landlord shall maintain full replacement cost fire and extended perils insurance for the Premises.

    9.3 RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Lease, the parties hereto release each other, and their respective agents, employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; provided, however, that any such person or entity shall not be released from such liability to the extent any damages resulting from such injury or damage is not covered by the recovery obtained by the insured from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

10. LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY:

    10.1  LIMITATION ON LANDLORD'S LIABILITY:   Notwithstanding anything to
the contrary in this Lease, except as directly resulting from the gross negligence, willful misconduct of Landlord, or Landlord's breach of its obligations under the Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees, damage to Tenant's property, or loss to Tenant's business resulting from any cause, including without limitation any (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, (iii) maintenance, repairs or improvements to the Premises, (iv) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Premises, (v) vandalism or forcible entry by unauthorized person.

    10.2 LIMITATION ON TENANT'S RECOURSE: Notwithstanding anything to the contrary in this Lease, so long as the Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association, or other form of business entity, (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity, and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals, or representatives, other than to the extent of their interest in the assets owned by such business entity.

    10.3 INDEMNIFICATION OF LANDLORD: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising in connection with or as a result of (i) any cause or causes whatsoever (other than the gross negligence or willful misconduct of Landlord) occurring in or about or resulting from an occurrence in or about the Premises, or (ii) resulting from the negligence or willful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur. The provisions of this Section survive the expiration or sooner termination of this Lease for any reason with respect to any claims or liability occurring prior to such expiration or sooner termination. No waiver or release made by Tenant in the Lease shall be effective as to, and subject to
Section 10.2 Tenant shall neither release Landlord from, nor indemnify, protect, defend or hold harmless Landlord to the extent any loss or liability is caused by: (i) the gross negligence or intentional acts or omissions of Landlord or its agents, employees or contractors; (ii) the acts or omissions of any other tenants of the building or project, or their agents, employees or contractors; or (iii) a breach of Landlord's obligations or representations under the Lease.

11. DAMAGE TO PREMISES:

    11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the

Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage; provided, however that Landlord shall not be required to expend more than the insurance proceeds of the peril received by Landlord. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding Tenant's Work, any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. If this Lease is not terminated pursuant to Section 11.2 or 11.3, then Tenant shall forthwith commence and thereafter prosecute to completion the replacement and completely repair all Leasehold Improvements and Trade Fixtures, if any, installed by Tenant, existing at the time of such damage or destruction, and which were to have been surrendered to Landlord hereunder; and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Subsection 9.1A(3) shall be used for such purpose.

    11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

         A. Either the Property or the Premises is damaged by any peril either covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore equals or exceeds fifty percent (50%) of the then actual replacement cost thereof;

         B. Either the Property or the Premises is damaged to such an extent that the estimated cost to restore not covered by collectible insurance carried by Landlord equals or exceeds One Hundred Thousand Dollars ($100,000);

         C. The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to three (3) times the Monthly Rent for the month of the destructive event.

         D. Either the Property or the Premises is damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or
(ii) may not be used for the same use being made thereof before such damage (whether or not restored as required by this Section).

    11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then within forty-five
(45) days after the date of damage, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

         A. As a consequence of such casualty, Tenant is unable to use a material part of the Premises and, either (1) in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within one hundred twenty (120) days after the date of such damage; (2) such restoration, once begun, is not completed by the later of (a) one hundred eighty (180) days of the date of such damage or (b) the date the improvements were estimated by the Landlord's architect or construction consultant to be completed (the "Outside Completion Date") and Tenant provides Landlord written notice of Tenant's election to terminate within seven (7) days of the one hundred eighty (180) day period; provided, however, that the Outside Completion Date and the date for Tenant's termination notice shall be extended by one (1) day for each day that completion of the restoration is delayed for a cause beyond Landlord's reasonable control; or (3) in any event such restoration is not completed within two hundred seventy (270) days after the date of such damage.

         B. The Premises are damaged within twelve (12) months of the last day of the Lease Term to such an extent that Tenant is unable to use a material part of the Premises and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage.

    11.4 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Rent shall be temporarily abated during the period the Premises may not be reasonably used by Tenant in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil code, and the provisions of any similar law hereinafter enacted.

12. CONDEMNATION:

    12.1 TAKING OF PREMISES: Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than ten (10%) of the Property is so taken, or (iii) more than fifty percent (50%) of the Common Area is so taken. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

    12.2 TAKING OF COMMON AREA: Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) all of the Premises is so taken, (ii) ten percent (10%) or more of the Premises is so taken and that part of the Premises that remains cannot be reconstructed within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (iii) there is a taking of more than fifty percent (50%) of the Common Area and, as a result of such taking, Tenant's access to the Premises is materially impeded or Landlord cannot provide parking spaces within walking distance of the Premises equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area, (including construction of multi-deck parking structures or restriping for compact cars where permitted by law) or by alternative parking facilities on other land. Tenant must exercise such option within ten (10) days following the date that possession of the Premises and/or Common Area that is condemned is taken by the condemnor.

    12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by Condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area as they existed as of the Effective Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant after the Effective Date. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

    12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one (1) year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one (1) year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

    12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any Condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any Condemnation award that is made directly to Tenant
(i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs,
(iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any Condemnation shall be determined as provided in this Section, and each party hereby waives the provisions of
Section 1265.130 of the California Code of Civil Procedure and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

13. DEFAULT AND REMEDIES:

    13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease and an event of default by Tenant shall be deemed to have occurred under the provisions of the Lease, if any of the following events occurs:

         A. Tenant shall have failed to pay Monthly Rent or any Additional Rent when due and such failure is not cured within three (3) days after delivery of a written notice of default in the payment of rent (which notice requirement may be fulfilled by the delivery of a three-day notice pursuant to California Code of Civil Procedure Section 1161); or

         B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Monthly Rent or Additional Rent, and Tenant shall have failed to commence cure of such breach within ten (10) days after written notice from Landlord specifying the nature of such breach or to thereafter expeditiously complete such cure within a reasonable time; or

         C. Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

         D. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 14, whether voluntarily or by operation of law; or

         E. Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or any property essential to the conduct of Tenant's business and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier, or

         F. Tenant shall have abandoned the Premises and failed to pay rent or perform its obligations hereunder; or

         G. A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of

Tenant; and such petition, decree or order shall have continued in effect for a period of sixty (60) or more days.

    13.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

         A. Landlord may, at Landlord's election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under the Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease.

         B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subsection shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

              (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

              (2) Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

              (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

         C. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by subsections B(1), (2) and (3) immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code
Section 1951.4, as in effect on the Effective Date of this Lease.

         D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Agreed Interest Rate shall be used where permitted. Such damages shall include without limitation:

              (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

              (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) the costs Landlord would not have otherwise incurred for altering, remodeling or otherwise improving the Premises for the purpose of reletting had the default not occurred, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises fairly allocable to the unexpired portion of the Lease Term; (iv) utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in re-leasing the Premises or otherwise incurred as a result of Tenant's default.

              (3) For purposes of this Section, (i) the term "rent" includes the Monthly Rent and all Additional Rent, and (ii) if it becomes necessary to determine the amount of Additional Rent that would have become due had Tenant not breached its obligations under this Lease, all such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Additional Rent before such a sixty (60) month period has occurred, then such rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

         E. Nothing in this section shall limit Landlord's right to indemnification from Tenant as provided in the other provision of this Lease. Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

    13.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecutes such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein). Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease.

    13.4 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same of any other provisions herein contained.

14. ASSIGNMENT AND SUBLETTING:

    14.1 BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section as "Tenant"):

         A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily, or by operation of laws, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) transfer any right appurtenant to this Lease or the Premises; (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (v) terminate or materially amend or modify an assignment, sublease, or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer whether or not Landlord's consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys' fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to subsection B below, and (iii) contains the agreement of the proposed Transferee (except in the case of a sublease of part of the Premises or a mortgage of the Premises in which case the sublessee or transferee will agree to not violate any term of this Lease) to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute a default by Tenant and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of this Section 14.1 as to any subsequent Transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

         B. Tenant shall give Landlord at least ten (10) days prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed Transferee; (ii) a current financial statement of the Transferee, financial statements of the Transferee covering the preceding three years, and the "best available" financial statement of the Transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed Transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and
(vi) such other information as may be requested by Landlord. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Subsection B. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer.

         C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to withhold its consent to such Transfer, as permitted pursuant to Subsection A above, or to exercise any of the rights set forth in this Subsection C, by giving Tenant written notice of its election within thirty (30) days after Tenant's notice of intent to Transfer has been deemed given to Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, if Landlord withholds its consent where the proposed Transferee's financial condition is not sufficient to enable Transferee to meet its obligations under the proposed Transfer (as determined by Landlord, in the reasonable exercise of its business judgment), such withholding of consent shall be presumptively reasonable. The following rights are in addition to Landlord's right to withhold its consent to any Transfer, and may be exercised by Landlord in its sole discretion without limiting Landlord in the exercise of any other right or remedy which Landlord may have:

              (1) Landlord may terminate this Lease if Tenant proposes to assign this Lease or to sublet substantially all of the Premises for substantially all of the remaining term of this Lease (except to a party purchasing substantially all of the assets of Tenant located in the Premises as a going concern) and, in such event, Landlord shall thereafter be free to lease the Premises the Premises to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety on the day the assignment or sublease would have been effective. Upon such termination, Tenant shall be released from any further obligation under this Lease and Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

              (2) Landlord may elect to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease. If Tenant assigns its interest in this Lease in accordance with this Subsection (2), then Tenant shall pay to Landlord all consideration received by Tenant over and above the assignee's agreement to assume the obligations of Tenant under this Lease. If Tenant sublets all or part of the Premises, then Tenant shall pay to Landlord 50% of the positive difference, if any, between
              (i) all rent and other consideration paid by the subtenant to Tenant, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant. Notwithstanding the foregoing, Tenant may deduct from the consideration due Landlord under the terms of this Section 14.1.C(2) the following Tenant's costs to the extent associated with its obtaining and performing the sublease of the
              Premises: (i) construction of improvements specifically made for any sublessee; (ii) leasing commissions; (iii) advertising costs; and (iv) reasonable attorneys' fees, which costs shall be recovered in an amount amortized over the term of the sublease. Tenant's obligations under this Subsection shall survive any assignment or sublease, and Tenant's failure to perform its obligations under this Subsection shall be a default under this Lease. At the time Tenant makes any payment to Landlord required by this Subsection, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant's books and records relating to the payments due pursuant to this Subsection. Upon request therefore, Tenant shall deliver to Landlord copies of all bills, invoices, or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed Transferee of all amounts that are to be paid to Tenant in connection with such Transfer. As used herein, the term "consideration" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this lease or in the Premises, including payments (in excess of the fair market value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, general intangibles and any capital stock or other equity ownership interest in Tenant.

         D. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease, provided, however, that the foregoing shall not apply to corporations the capital stock of which is publicly traded. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors.

         E. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord. Tenant expressly agrees that the provisions of this Section are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time.

         F. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant shall have the right to collect and retain such rent or other consideration not otherwise payable to Landlord.

         G. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent and without paying Landlord any consideration and free of any termination right by Landlord, sublet the Premises and/or assign or Transfer the Lease to (a) any natural person or legal entity which controls, is controlled by, or is under common control with Tenant; or (b) a successor corporation related to Tenant by merger, consolidation, reorganization or government actions so long as the net worth of such successor is greater than or equal to the greater of the net worth of the Tenant on the date immediately preceding the date upon which the merger, consolidation, reorganization or government action occurs.

    14.2 BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Premises and the Property at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and which are assumed by the transferee, and Landlord shall be released from obligations the transferee agrees to assume and perform. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises and the Property.

15. GENERAL PROVISIONS:

    15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time, following twenty-four (24) hours notice except in the case of an emergency, for the purpose of (i) inspecting the same; (ii) posting notices of non-responsibility, (iii) supplying any service to be provided by Landlord to Tenant, (iv) showing the Premises to prospective purchasers, mortgagees or tenants, (v) making necessary alterations, additions, or repairs, (vi) performing Tenant's obligation when Tenant has failed to do so after written notice from Landlord, (vii) placing upon the Premises, within the last six (6) months of the Term, ordinary "for lease" or "for sale" signs, and/or (viii) in case of an emergency. For each of the aforesaid purposes, Landlord at any time may enter the Premises by means of a master key, and Landlord shall have the right to use any and all means Landlord may deem necessary and proper to open the doors of the Premises in an emergency. Any entry into the Premises or portions thereof obtained by Landlord by any of said means, or other wise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Tenant shall have the right to accompany Landlord during any such entry and Landlord shall use all reasonable efforts to avoid interfering with Tenant's use of the Premises during such entry.

    15.2 SURRENDER OF THE PREMISES: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all Tenant's Trade Fixtures and other personal property and vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, reasonable wear and tear, damage by casualty, Hazardous Materials not introduced to the Property by Tenant or its agents, employees, contractors or invitees excepted, with all interior walls cleaned, all carpets shampooed and cleaned, all HVAC equipment within the Premises in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any Leasehold Improvements designated by Landlord and repair all damage caused by such removal. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant.

    15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent required during the last month of the Lease Term.

    15.4 NON-DISTURBANCE, SUBORDINATION: Landlord will use its best efforts to obtain a non-disturbance agreement for Tenant from Bank of America, the current deed of trust holder. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Property, and any renewal, modification, consolidation, replacement or extension thereof (a "Security Instrument").

         A. This Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

         B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of his obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

         C. Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of the Security Deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Property in connection with the enforcement of its Security Instrument, so long as the Lender executes a non-disturbance agreement with Tenant on terms presented by the Lender and approved by Tenant (which approval shall not be unreasonably withheld by Tenant). Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant.

    15.5 TENANT'S ATTORNMENT: Tenant shall attorn (i) to any purchaser of the Premises or Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Premises and/or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (iii) to the lessor under any underlying ground lease should such ground lease be terminated; provided the transferee agrees to recognize Tenant's rights under this Lease which accrue after the date of the transfer in question.

    15.6 MORTGAGEE PROTECTION: In the event of any default on the part of the Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease whose name, if any, has been provided to Tenant and shall offer such Lender at least ninety (90) days to cure the default.

    15.7 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, Tenant agrees, following any request by Landlord, to promptly execute and deliver to Landlord an estoppel certificate, (i) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults, and (iv) certifying such other information about the Lease as may be reasonably required by Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's request therefore shall be a conclusive admission by Tenant that, as of the date of the request for such statement, (i) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (ii) there are no uncured defaults in Landlord's performance, and (iii) no rent has been paid in advance. At any time during the Lease Term, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Property. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant shall be audited by an independent certified public accountant.

    15.8 FORCE MAJEURE: Any prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay, or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

    15.9 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by mail. Personally served notices shall be deemed to have been given when received by the party, if served by mail, such notice shall be deemed to have been given (i) on the third business day after mailing to the party if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at the address set forth below, and (ii) in all other cases when actually received. The giving of notices to the law firms specified below is a courtesy and is not required for a notice to be effective under this Lease. Either party may change its address by giving notice of same in accordance with this paragraph.

           Address For Landlord:    Central Court, LLC
                                    c/o W.  Mackall Jason
                                    37600 Central Court
                                    Newark, California  94560

           with courtesy copy to:   Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attn: Real Estate
                                    Department

           Address For Tenant:      Before the Commencement Date:
                                    Socket Communications, Inc.
                                    6500 Kaiser Drive
                                    Fremont, CA  94555
                                    Attn: President

           After the Commencement Date:
                                    Socket Communications, Inc.
                                    37400 Central Court
                                    Newark, CA  94560
                                    Attn:  President

    15.10 ATTORNEYS' FEES: In the event Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

    15.11 CORPORATE AUTHORITY: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

    15.12 TERMINATION BY EXERCISE OF OPTION: If this Lease is terminated pursuant to its terms by the proper exercise of an option to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the option to terminate is properly exercised (unless another date is specified in that part of the Lease creating the option, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination. This Section does not apply to a termination of this Lease by Landlord as a result of a default by Tenant.

    15.13 BROKERAGE COMMISSIONS: Tenant warrants that is has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease other than Cornish & Carey and BT Commercial.

    15.14 RIGHT TO LEASE ADDITIONAL SPACE: Should Landlord elect to lease either the Refusal Space to any third party other than Bemiss-Jason Corporation or to Stelux Holdings, Ltd., Tenant shall have a right of first refusal to lease the mezzanine space depicted on attached EXHIBIT F on the terms and conditions set forth below.

         A. OFFER TO LEASE: If Landlord desires to lease the Refusal Space or any portion thereof (herein "Offered Space") to a third party, Landlord shall give Tenant written notice of the following (an "Offer"): (i) a statement of Landlord's intent to lease the Offered Space; (ii) a request that Tenant notify Landlord whether or not Tenant is interested in leasing the Offered Space; (iii) the form of lease Landlord desires to use for the transaction; (iv) a complete description of the Offered Space in question, including the location, the area of the Offered Space in question, and a floor plan showing the configuration thereof; and (v) a description of the following proposed material terms of a lease that Landlord would be willing to enter into for the Offered Space in question (the "Basic Business Terms"):
 (a) the rent; (b) the obligation, if any, of the tenant to contribute to operating expenses and property taxes; (c) the lease term; (d) any options to extend the lease term (and the rent for such options); (e) any tenant improvement allowance Landlord is willing to offer; and (g) any other material business terms that Landlord desires to offer.

         B. TENANT'S ELECTION AND LEASE OF SPACE: Prior to the expiration of the five (5) day period commencing on the delivery of the Offer to Tenant, Tenant shall have the right to give written notice to Landlord ("Tenant's Notice") of Tenant's exercise of its Right of First Offer with respect to the lease of the Offered Space in question and so identified in such Offer.

    If Tenant timely notifies Landlord that it desires to exercise its Right of First Offer with respect to such Offered Space in question, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Offered Space identified in the Offer on the Basic Business Terms stated in the Offer. The lease of the Offered Space in question shall be consummated by the preparation and execution of a written lease (using the form of lease submitted by Landlord with the Offer) incorporating the Basic Business Terms set forth in the Offer; provided, however, that the lease shall provide that a default by Tenant under any other lease between it and Landlord shall constitute a default under Tenant's lease of the Offered Space in question and under this Lease. The lease shall be executed by Landlord and Tenant as soon as reasonably practicable after Tenant has made its election to accept the Offer, but in no event later than ten (10) days thereafter. If Tenant does not indicate in writing its agreement to lease the Offered Space in question on the terms contained in the Offer within the specified time, then the following shall apply:

                   (1) Landlord shall have the right to lease the Offered Space in question, provided that Landlord shall have sent to, or received from, a lessee prospect, a non-binding term sheet within thirty (30) days after delivery of the Offer to Tenant and within one hundred eighty (180) days after the Offer is delivered to Tenant, Landlord shall have entered into a lease with said prospect on terms not materially more favorable to the lessee than those contained in the Offer delivered to Tenant. Notwithstanding the foregoing, Landlord may use such form of lease as it desires and may make any changes to such form of lease or otherwise append language thereto at the request of a prospective tenant to induce the prospect to lease the Offered Space from Landlord, provided, however, that such changes must be commercially reasonable and may not result in materially change the Basic Business Terms set forth in the Offer in a manner which makes the lease materially more favorable to the lessee.

                   (2) If Landlord does not send or receive a term sheet to a prospect within thirty (30) days and within one hundred eighty (180) days after delivery of the Offer wishes to exchange a term sheet with a prospect or, if within one hundred eighty (180) days after the Offer is delivered to Tenant, Landlord elects to lease the Offered Space in question to a prospect identified during the thirty (30) day period on terms materially different than the Basic Business Terms stated in the Offer (such that the lease is made materially more favorable to the lessee), then Landlord may give notice to Tenant of such election setting forth the new terms (or reiterating previously offered terms) upon which Landlord is willing to so lease the Offered Space in question (the "Amended Offer"). Tenant shall have the right to lease the Offered Space in question upon the Basic Business Terms stated in the Offer, as modified by the Amended Offer, which right may be exercised by delivering written notice of such election to exercise to Landlord within three (3) days following delivery to Tenant of the Amended Offer. If Tenant does not give written notice to Landlord of its election to lease the Offered Space in question on said terms within said three (3) day period, then Landlord shall have the right to lease the Offered Space in question on terms not materially more favorable to the lessee than those contained in the Offer, as modified by the Amended Offer, so long as the lease is executed within ninety (90) days after the Amended Offer is delivered to Tenant with a prospect (who sends to or receives from Landlord a non-binding term sheet within thirty (30) days after delivery of the Amended Offer).

         C. SEPARATE RIGHT: Tenant's failure to exercise its Right of First Offer with respect to any Offered Space described in any Offer shall not waive Tenant's Right of First Offer with respect to any other Refusal Space not described in any such Offer.

         D. NEGOTIATIONS: Nothing contained herein shall be construed to prohibit Landlord from conducting negotiations for the lease of Refusal Space either before or after Landlord has delivered to Tenant an Offer, including during the period Landlord and Tenant are negotiating to reach agreement upon a final lease. Landlord shall be free to market any portion of the Refusal Space and negotiate with prospective tenants for any such space, which right shall only cease on the execution of a final lease by Landlord and Tenant with respect to Offered Space in accordance with this Section.

         E. SUBORDINATION OF RIGHT: This Right of First Offer is subordinate to (a) the refusal rights held by Stelux Holdings, Ltd., who has a prior refusal right on the Tenant's right of first refusal space, and (b) any renewal, extension, or modification of an existing lease of the Property.
 If Tenant is offered the opportunity to exercise its Right of First Offer with respect to any Refusal Space and declines to exercise such right, and if Landlord subsequently enters into a lease with a third party affecting the space so offered to Tenant, the Right of First Offer contained herein with respect to the Offered Space Tenant declined to lease shall thereafter be subject and subordinate to (i) any rights granted to such third party tenant with respect to the Refusal Space, including rights of first refusal, rights of first negotiation, options or rights to extend, and options or rights to expand; and (ii) any future renewal, extension, modification, or expansion of such lease or rights.

         F. ESTOPPEL: If Landlord has delivered to Tenant an Offer and Tenant has not elected to lease the Offered Space on the terms contained in the Offer, then, if Landlord so requests, Tenant shall deliver to Landlord or any prospective tenant a certificate or certificates stating that: (i) Landlord has complied with the provisions herein and may lease the premises in question on terms and conditions acceptable to Landlord free of any rights or claims of Tenant; or (ii) Landlord has not complied with the provisions hereof and specifying the manner in which Landlord has failed to so comply. Such certificate shall be delivered promptly after request therefor but in no event later than five (5) days after request has been delivered to Tenant. Tenant's failure to deliver such certificate within the required time period shall be deemed an admission upon which any party may rely that Landlord has complied with the provisions hereof and may lease the premises in question on terms and conditions acceptable to Landlord free of any rights or claims by Tenant.

         G. CONDITION PRECEDENT: Landlord's obligations under this Section are expressly conditioned upon (i) the absence of any default by Tenant, or any circumstance which with the giving of notice, the passage of time, or both would constitute a default; and (ii) Landlord's good faith determination that there has been no material adverse change in the finances, business, operations, affairs or prospects of Tenant since the commencement of the term of the Lease; and (iii) Landlord's good faith determination that Tenant has sufficient financial creditworthiness to perform its obligations under the Lease for all of the Premises (including the Offered Space) for the remaining term of the Lease.

    15.15 MISCELLANEOUS: Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If Tenant is a corporation, nothing in this Section is intended to confer personal liability upon the officers or shareholders of Tenant. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. All measurements of gross leasable area shall be made from the outside faces of exterior walls and the centerline of joint partitions. Landlord makes no covenant or warranty as to the exact square footage of any area. Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its control from performing said act, including agents, invitees, contractors, subcontractors and employees. Landlord shall not become or be deemed a partner nor a joint venturer with Tenant by reason of the provisions of this Lease. Except as expressly provided otherwise herein, if either party's consent or approval is required as a condition to the doing of any act by the other party, such consent shall not be unreasonably withheld or delayed.

    15.16 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Except as expressly set forth herein, Tenant acknowledges that neither Landlord nor Landlord's agent(s) has made any representation or warranty as to (i) whether the Premises may be used for

Tenant's intended use under existing Law or (ii) the suitability of the Premises or the Common Area for the conduct of Tenant's business or the condition of any improvements located thereon. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

AS LANDLORD:                            AS TENANT:

CENTRAL COURT, LLC,                     SOCKET COMMUNICATIONS, INC.
a California limited liability company  a Delaware corporation


By: /s/ W. Mackall Jason                By: /s/ David W. Dunlap
   ------------------------------          ------------------------------
    W. Mackall Jason,
    its managing member                 Printed
                                        Name: David W. Dunlap
                                             ------------------------------

                                        Title: Vice President Finance
                                               and Securities
                                             ------------------------------

                                         By: /s/ Martin Levetin
                                            ------------------------------
                                         Printed
                                         Name: Martin Levetin
                                              ------------------------------

                                         Title: President
                                               ------------------------------


If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the chairman of the board, president or vice-president AND the secretary, assistant secretary, the chief financial officer or assistant treasurer, UNLESS the Bylaws or resolution of the Board of Directors shall otherwise provide, in which event, the Bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   EXHIBIT A

        [Attach Plot Plan showing Premises and Dedicated Parking - A1]
                                          [showing Refusal Space - A2]

                                   EXHIBIT B

                           [Intentionally deleted.]

                                   EXHIBIT C

                           [Intentionally deleted.]

                                   EXHIBIT D

                                 CENTRAL COURT
                             RULES AND REGULATIONS


    16. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the building without the prior written consent of Landlord.

    17. No sign, placard, picture, name, advertisement or notice visible from the exterior of the building shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the building without the written consent of Landlord. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material within the Premises, visible from outside the building, will not be permitted.

    18. Tenant shall not allow a "fire sale" or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public at the Premises.

    19. No tenant shall allow the Premises to be used for lodging, nor shall cooking be done or permitted by Tenant on the Premises, except the use by Tenant of Underwriter's Laboratory approved equipment, including a microwave oven, and equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

    20. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Premises for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

    21. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. Tenant shall in each case furnish

Landlord with a key for any such lock. Tenant, upon the termination of the Lease, shall deliver to Landlord all keys to doors in the building.

    22. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage. Tenant shall keep the doors to the building corridors closed at all times except for ingress and egress.

    23. The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed; no foreign substance of any kind whatsoever shall be thrown therein.

    24. Hand trucks shall not be used in any space or public halls of the building, either by any Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

    25. Tenant shall not leave vehicles in the parking areas overnight without Landlord's prior written approval, except that Tenant's employees shall be permitted to leave cars in the parking area for a reasonable number of days as a result of employee business trips. All traffic directional signs and arrows in the parking area must be observed. Washing, waxing, cleaning or servicing of any vehicle is prohibited. Parking is prohibited in areas not striped for parking; in aisles; where "no parking" signs are posted; on ramps; and in cross-hatched areas. Every person is required to park and lock his own vehicle and he assumes all responsibility for damage to his vehicle.

    26. Tenant shall coordinate all moving activity of office equipment and furniture in and out of the building with Landlord and use the services of an insured professional moving company. Heavy objects shall stand on platforms or wood strips of such thickness as is necessary to properly distribute the weight.

    27. Tenant shall store all its trash and garbage within the Premises or outside of the Premises only in trash collection containers approved in writing by Landlord. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of non-hazardous trash and garbage in the area without being in violation of any law or ordinance governing such disposal.

    28. Canvassing, soliciting, distributing handbills or any other written material and peddling in the building are prohibited, and Tenant shall cooperate to prevent the same.

    29. Tenant shall not allow or keep any animals or pets of any kind on the Premises, except for seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

    30. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

    31. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

    32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event of any conflict between the terms of these Rules and Regulations and the Lease, the Lease shall prevail.

    33. Landlord reserves the right to make such other reasonable, nondiscriminatory rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein.

                                EXHIBIT E

Drawing Index
-------------

1. A0              Cover Sheet
2. A1              Site Plan & Details
3. A2              Floor Plan, Demolition & New Construction
4. A3              Reflected Ceiling & Finish Plan
5. E0              Abbreviation Index
6. E2.1D           Floor Plan Demolition
7. E2.1L           Floor Plan Lighting
8. E2.1P           Floor Plan Power
9. M1              Mechanical Plan

                                EXHIBIT F


                          [Second Floor Plan]

                                EXHIBIT G


                              [floor plan]